Exhibit 1
Form 10-KSB
Vermillion Ventures, Inc.

                     ARTICLES OF INCORPORATION

                                OF

                     VERMILLION VENTURES, INC.

     I, THE UNDERSIGNED, natural person, acting as incorporator of a Corporation under Nevada's General Corporations Law (hereinafter called the Act), adopt the following Articles of Incorporation for such Corporation.

                             ARTICLE I

                          CORPORATE NAME

     The name of the Corporation is:

                     VERMILLION VENTURES, INC.

                            ARTICLE II

                      DURATION OF CORPORATION

     The duration of this corporation is "perpetual".

                            ARTICLE III

                        CORPORATE PURPOSES

      The purpose for which this corporation is organized is to do all things and engage in all lawful transactions which a corporation under the laws of the State of Nevada night do or engage in.

                            ARTICLE IV

                          CAPITALIZATION

      The aggregate number of shares which this Corporation shall have authority to issue is 500,000,000 Common Shares having a par value of $.001 per share. Each share of stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of the shareholders. All stock of the Corporation shall be of the same class and shall have the same rights and preferences. The capital stock of the Corporation shall be issued as fully paid, and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of the Corporation. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

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                             ARTICLE V

                           VOTING RIGHTS

      At every meeting of the shareholders, every holder of the Common Stock shall be entitled to one (1) vote for each share of Common Stock registered in his name on the stock transfer books of the Corporation except in the extent that the voting rights of the shares are limited or denied by the Act. At each election for Directors, every such holder of the Common Stock shall have the right to vote, in person or by proxy, the number of shares owned by him for each Director to be elected and for whose election he has a right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                            ARTICLE VI

                    PRINCIPAL OFFICE AND AGENT

      The address of this Corporation's initial registered office and name of its original registered agent at such address is:

     Gateway Enterprises, Inc.
     2050 Ellis Way
     Elko County
     Elko, Nevada

                            ARTICLE VII

                             DIRECTORS

      The  Board of Directors shall consist of not less than three
(3) members. The Board of Directors may from time to time determine the number of Board members. The names and addresses of persons who are to serve as Directors until the first meeting of the stockholders, or until their successors be elected and qualify are:

     Brian L. Johnson
     1860 Oakmead Drive #11
     Concord, CA 94520

     Kari B. Rojas
     5472 F RoundTree Plaza
     Concord, CA 94521

     Racine Linville
     325 West 100 North Circle #1B
     American Fork, Utah 84003

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                           ARTICLE VIII

                           INCORPORATOR

     The name and address of the Incorporator is:

     Racine Linville
     325 West 100 North Circle #1B
     American Fork, Utah 84003

                            ARTICLE IX

                    PREEMPTIVE RIGHTS ABOLISHED

     Shareholders shall have no preemptive rights.

     DATED this 16th day of March, 1987.

                                   /s/       Racine      Linville,
                              Incorporator

STATE OF UTAH  )
               )ss.
COUNTY OF UTAH )

      I, THE UNDERSIGNED, a Notary Public, hereby certify that Racine Linville personally appeared before me, who being by me first duly sworn severally declared that she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

     DATED this 16th day of March, 1987.

                                   /s/ Notary Public

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